UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 25, 2026

CRESCENT PRIVATE CREDIT INCOME CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	814-01599	88-4283363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11100 Santa Monica Blvd., Suite 2000, Los Angeles, CA		90025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (310) 235-5900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

June 2026 Distributions

On June 25, 2026, Crescent Private Credit Income Corp. (the “Fund”) declared regular and special distributions for its Class I common shares of common stock, par value $0.01 per share (“Class I Common Shares”), Class S common shares of common stock, par value $0.01 per share (“Class S Common Shares”), and Class D common shares of common stock, par value $0.01 per share (“Class D Common Shares”) in the amounts per share set forth below:

	Gross Distribution	Special Distribution	Shareholder Servicing and/or Distribution Fee	Net Distribution
Class I Common Shares	$0.16500	$0.04500	$-	$0.21000
Class S Common Shares	0.16500	0.04500	0.01864	0.19136
Class D Common Shares	0.16500	0.04500	0.00548	0.20452

The distributions for Class I Common Shares, Class S Common Shares, and Class D Common Shares are payable to shareholders of record as of the open of business on June 30, 2026 and will be paid on or about July 31, 2026. The June 2026 distributions will be paid in cash or reinvested in the Class I Common Shares, Class S Common Shares, or Class D Common Shares, as applicable, for shareholders participating in the Fund’s distribution reinvestment plan. The net distribution received by shareholders of the Class S and Class D Common Shares will be equal to the gross distribution in the table above, less the shareholder servicing and/or distribution fees applicable to such Class S and Class D Common Shares as of the record date. Class I Common Shares have no shareholder servicing and/or distribution fees.

Net Asset Value

The net asset value (“NAV”) per share of each outstanding class of the Fund as of May 31, 2026, as determined in accordance with the Fund’s valuation policy, is set forth below:

NAV per share as of May 31, 2026
Class I Common Shares	$26.32
Class S Common Shares	26.32
Class D Common Shares	26.32

As of May 31, 2026, the Fund’s aggregate NAV was approximately $549.0 million, the fair value of its portfolio investments was approximately $954.6 million and it had principal debt outstanding of $430.6 million, resulting in a debt to equity ratio of approximately 0.78x.

Status of Offering

The Fund is currently publicly offering on a continuous basis of up to $3.0 billion in shares of the Fund’s common stock, par value $0.01 per share (the “Common Shares”), including shares of the Fund’s Class I Common Shares, Class S Common Shares, and Class D Common Shares of common stock, pursuant to a registered offering (the “Registered Offering”).

Additionally, the Fund has sold unregistered shares as part of private offerings (the “Private Placements”) that were exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and/or Rule 506(b) or Regulation S promulgated thereunder.

The following table lists the Common Shares issued and total consideration for both the Registered Offering and the Private Placements as of the date of this filing. The table below does not include Common Shares issued through the Fund’s distribution reinvestment plan. The Fund intends to continue selling Common Shares in the Registered Offering on a monthly basis.

(dollar amounts in millions)	Common Shares issued	Total consideration (1)
Registered Offering:
Class I	14,474,659	$389.4
Class S	6,858	$0.2
Class D	929	$0.0
Private Placements:
Class I	6,543,033	$168.0
Class S	—	—
Class D	—	—
Total:	21,025,479	$557.6

(1) The Fund does not charge any underwriting discounts or commissions in connection with the sale of such Common Shares. Although the Fund does not charge investors an upfront sales load with respect to its Common Shares, if Common Shares are purchased through certain selling agents, such selling agents may directly charge shareholders transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 3.5% cap on NAV for Class S Common Shares and a 1.5% cap on NAV for Class D Common Shares. No transaction or other fees, including upfront placement fees or brokerage commissions are charged on Class I Common Shares.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT PRIVATE CREDIT INCOME CORP.

June 25, 2026

	By:	/s/ Kirill Bouek
	Name:	Kirill Bouek
	Title:	Chief Financial Officer